                                                                   Exhibit 10.24
                                                                   -------------


                            FOURTH AMENDMENT TO LEASE


     FOURTH AMENDMENT TO LEASE dated as of the 6th day of October, 1993 by and between Mortimer B. Zuckerman, Edward H. Linde and David Barrett, Trustees of Fourteen Cambridge Center Trust under Declaration of Trust dated February 4, 1982 and recorded with the Middlesex South District Registry of Deeds in Book 14707, Page 96 and not individually (hereinafter called the "Landlord") and Biogen, Inc. (successor to Biogen Research Corp., successor to B. Leasing, Inc.). Biogen, Inc., is the Tenant under the Lease and is (hereinafter called "Tenant").


                                 R E C I T A L S

     By lease dated October 4, 1982, as amended by First Amendment To Lease dated January 19, 1989, by Second Amendment To Lease dated March 8, 1990 and by Third Amendment To Lease dated September 25, 1991 (said Lease as so amended being hereinafter called the "Lease"), Landlord did lease to Tenant and Tenant did hire and lease from Landlord the "Site" and "Building" known as and numbered Fourteen Cambridge Center, Cambridge, Massachusetts. The Site and the Building are defined in Section 1.2 of the Lease and are collectively therein and herein interchangeably called the "Demised Premises" or the "Premises".

     The Lease provides for an original Lease Term which Landlord and Tenant acknowledge and agree is to expire on February 28, 1998 (herein sometimes called the "Original Term").

     Pursuant to Section 3.2 of the Lease, Tenant has the right to extend the Lease Term for three (3) successive periods of five (5) years each on the terms and conditions set forth in said Section 3.2.

     Landlord and Tenant have now reached agreement on the present exercise of Tenant's first, five (5) year extension option and on other modifications to the Lease and desire to set forth the same.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the provisions herein, Landlord and Tenant hereby agree as follows:

     1. The Lease Term (also in the Lease sometimes called the "Term"), which but for this Amendment is scheduled to expire on February 28, 1998, is hereby presently extended for one (1) period of five (5) years from March 1, 1998 to February 28, 2003 (herein called the "First Extended Term") unless extended or sooner terminated in accordance with the provisions of the Lease (as herein amended). The present extension of the Lease Term for the First Extended Term shall be deemed to be the exercise of the first, five (5) year extension option provided for in
          Section 3.2 of the Lease, leaving only the second extension option (the "Second Extension Option") and third extension option (the "Third Extension Option") pursuant to said Section 3.2. The present extension of the Lease Term for the First Extended Term shall be on all of the same terms and conditions set forth in the Lease except as otherwise provided in this Amendment. All references in the Lease (as herein amended) to the "Term" or "Lease Term" shall mean and be references to the Original Term as presently extended by the First Extended Term.

     2. (A) For the Original Term, Tenant shall continue to pay Annual Fixed Rent as provided in the Lease.

          (B) During the First Extended Term (being the period from March 1, 1998 to February 28, 2003), Annual Fixed Rent shall be at the annual rate equal to the product of (i) $19.71 and (ii) the 67,362 square feet of Gross Building Area of the Building.

          (C) During the second and third extension option periods (if exercised), Annual Fixed Rent shall be payable by Tenant as provided in Section 3.2 of the Lease.

     3. (A) Landlord and Tenant acknowledge and agree that Landlord has completed the North Garage and that Tenant's parking privileges pursuant to Section 16.5 of the Lease and Section 3 of the Second Amendment to Lease are being and shall be provided in the North Garage. The term "North Garage" as used in this Amendment and the Lease shall include both (i) the parking garage and other improvements (collectively, the "North Garage Improvements") located on the parcel of land known as Tract IV of the Parcel 2 Development

          Area (the "North Garage Site") and (ii) the North Garage Site.

          Landlord and Tenant acknowledge that affiliates of Landlord and Tenant are concurrently herewith entering into a transaction that has as its objective the construction of a new building, on a site including part or all of the Expansion Parcel as defined in Section 16.27 of the Lease, to be known as Twelve Cambridge Center, to be owned by an affiliate of Tenant (the 12CC Owner") and occupied by Tenant, and that such transaction would include the execution of a parking lease between the 12CC Owner, as tenant, and Cambridge Center North Trust, an affiliate of Landlord that is the owner of the North Garage, as landlord, to provide parking rights for the 12CC Owner in the North Garage (the "12CC Parking Lease"). For the portion of the Lease Term prior to the Commencement Date of the 12CC Parking Lease, the monthly rates per vehicle for Tenant's parking privileges under this Lease shall be the rates provided in Section 3(b) of the Second Amendment to Lease. For the portion of the Lease Term on and after the Commencement Date of the 12CC Parking Lease, Section 3(b) of the Second Amendment is hereby amended so that the monthly rates per vehicle for Tenant's parking charges shall be as follows:

          (i)  Period                             Monthly Rate Per Car

               From the Commencement Date         $105.00, subject to escalation
               of the 12CC Parking Lease          as provided in Sections 3(B)
               through December 31, 1999          and 3(C) below and subject to
                                                  the limitation as provided in
                                                  Section 3(D) below.



               From January 1, 2000 through       $140.00, subject to escalation
               February 28, 2003                  as provided in Sections 3(B)
                                                  and 3(C) below and subject to
                                                  the limitation as provided in
                                                  Section 3(D) below.

          (ii) Further, if Tenant shall exercise its Second Extension Option pursuant to Section 3.2 of the Lease, then the monthly rates per vehicle for Tenant's parking charges shall be as follows:

                Period                            Monthly Rate Per Car
                ------                            --------------------

                From March 1, 2003 through        $140.00, subject to escalation
                December 31, 2004                 as provided in Sections 3(B)
                                                  and 3(C) below.

                From January 1, 2005 through      $180.00, subject to escalation
                February 28, 2008                 as provided in Sections 3(B)
                                                  and 3(C) below.

          (iii) In addition, if Tenant shall exercise its Third Extension Option pursuant to Section 3.2 of the Lease, then the monthly rates per vehicle for Tenant's parking charges shall be as follows:

                Period                            Monthly Rate Per Car
                ------                            --------------------

                From March 1, 2008 through        $180.00, subject to escalation
                December 31, 2009                 as provided in Sections 3(B)
                                                  and 3(C) below.



                From January 1, 2010 through      $215.00, subject to escalation
                February 28, 2013                 as provided in Sections 3(B)
                                                  and 3(C) below.



          (B) With reference to the real estate taxes for the North Garage referred to in this Section 3(B), it is agreed that terms used herein are defined as follows:

               (a) "Tax Year" means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

               (b) "Tax Expenses for the North Garage" with respect to any Tax Year means the aggregate "North Garage Real Estate Taxes" (as hereinafter defined) with respect to that Tax

                    Year, reduced by any net abatement receipts with respect to that Tax Year.

               (c) "Tax Expenses Allocable to Each Parking Space" means the quotient of (i) Tax Expenses for the North Garage divided by
                    (ii) the total number of parking spaces in the North Garage, being 1,170.

               (d) "Monthly Tax Expenses Allocable to Each Parking Space" means the quotient of (i) Tax Expenses Allocable to Each Parking Space, divided by (ii) twelve (12).

               (e) "North Garage Real Estate Taxes" means all taxes and special assessments of every kind and nature assessed by any Governmental authority on the North Garage Site or the North Garage Improvements or both the North Garage Site and the North Garage Improvements which the owner of the North Garage shall be obligated to pay because of or in connection with the ownership, leasing and operation of the North Garage Site and the North Garage Improvements and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on the owner of the North Garage a capital levy or other tax on the gross income and/or parking receipts received with respect to the North Garage Site or the North Garage Improvements, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the North Garage is located) measured by or based, in whole or in part, upon any such gross income and/or parking receipts, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "North Garage Real Estate Taxes" but only to the extent that the same would be payable if the North Garage Site or the North Garage Improvements were the only property of the owner of the North Garage.

               (f) "Base Taxes for the North Garage" means Tax Expenses for the North Garage (hereinbefore defined) for fiscal tax year 1993 (that is the period beginning July 1, 1992 and ending June 30, 1993), being $269,147.00.

               (g) "Base Taxes Allocable to Each Parking Space" means the quotient of (i) Base Taxes for the North Garage divided by
                    (ii) the total number of parking spaces in the North Garage, being 1,170, which quotient is $230.04 per parking space.

               (h) "Monthly Base Taxes Allocable to Each Parking Space" means the quotient of (i) "Base Taxes Allocable to Each Parking Space", divided by (ii) twelve (12), which quotient is $19.17 per parking space.

          If with respect to any full calendar month or fraction thereof falling within the Term after the Commencement Date of the 12CC Parking Lease, Monthly Tax Expenses Allocable to Each Parking Space for a full month exceed Monthly Base Taxes Allocable to Each Parking Space or for any such fraction of a calendar month exceed the corresponding fraction of Monthly Base Taxes Allocable to Each Parking Space (such amount being hereinafter referred to as the "North Garage Tax Excess"), then Tenant shall pay to Landlord, as Additional Rent, the product of (i) such North Garage Tax Excess and (ii) the total number automobiles for which Tenant has parking privileges in the North Garage under the terms of the Lease during such calendar month (the "North Garage Tax Excess Payment"). Payments by Tenant on account of the North Garage Tax Excess Payment shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the North Garage Tax Excess Payment for each Tax Year during the Lease Term, ten (10) days at least before the day on which tax payments by the owner of the North Garage would become delinquent. Promptly after Tax Expenses Allocable to Each Parking Space are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render to Tenant a statement in reasonable detail certified by a representative of Landlord showing North Garage Real Estate Taxes for such Tax Year or fraction thereof, abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in obtaining such abatement or refund, the amount of the North Garage Tax Excess and the North Garage Tax Excess Payment for each calendar month during such Tax Year or fraction thereof, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from Tenant for the period covered by such statement. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Expenditures for reasonable legal fees, reasonable costs charged by affiliates of Landlord and other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year.

          To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.

          (C) With reference to the operating expenses for the North Garage referred to in this Section 3(C), it is agreed that terms used herein are defined as follows:

               (a) "Operating Expenses Allocable to Each Parking Space" means the quotient of (i) "Operating Expenses for the North Garage" (as hereinafter defined) divided by (ii) the total number of parking spaces in the North Garage, being 1,170.

               (b) "Monthly Operating Expenses Allocable to Each Parking Space" means the quotient of (i) Operating Expenses Allocable to Each Parking Space, divided by (ii) twelve (12).

               (c) "Base Operating Expenses for the North Garage" (as defined below) means Operating Expenses for the North Garage for calendar year 1993 (that is the period beginning January 1, 1993 and ending December 31, 1993).

               (d) "Base Operating Expenses Allocable to Each Parking Space" means the quotient of (i) Base Operating Expenses for the North Garage divided by (ii) the total number of parking spaces in the North Garage, being, 1,170.

               (e) "Monthly Base Operating Expenses Allocable to Each Parking Space" means the quotient of (i) Base Operating Expenses Allocable to Each Parking Space, divided by (ii) twelve
                    (12).

               (f) "Operating Expenses for the North Garage" means the cost of operation of the North Garage incurred by the owner of the North Garage. Such costs charged by affiliates of Landlord shall be limited to reasonable costs and such costs shall exclude payments of debt service and any other mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management or operation of the North Garage and the general overhead and administrative expenses of the home office of the owner of the North Garage or such owner's managing agent, but shall include, without limitation:

                            (i) compensation, wages and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining or cleaning of the North Garage Improvements or the North Garage Site;

                            (ii)   payments under service contracts with
                                   independent contractors for operating,
                                   maintaining or cleaning of the North Garage
                                   Improvements or the North Garage Site;

                            (iii) steam, water, sewer, gas, oil, electricity and telephone charges and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

                            (iv) cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees);

                            (v)    cost of snow removal and care of landscaping;

                            (vi) cost of building and cleaning supplies and equipment;

                            (vii) premiums for insurance carried with respect to the North Garage (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and business interruption insurance and, if there be any first mortgage on the North Garage, including such insurance as may be required by the holder of such first mortgage);

                            (viii) management fees at reasonable rates
                                   consistent with the services rendered;

                            (ix)   the North Garage's share of operating
                                   expenses related to the common areas and facilities within the Parcel 2 Development Area for use of tenants of the Building in common with tenants of other buildings in the Parcel 2 Development Area;

                            (x) depreciation for capital expenditures made by the owner of the Garage (x) to reduce Operating Expenses for the North Garage if the owner of the North Garage reasonably shall have determined that the annual reduction in Operating Expenses for the North Garage shall exceed depreciation therefor or
                                   (y) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now or hereafter in force (herein collectively called "Legal Requirements"), (plus, in the case of both (x) and (y), an interest factor, reasonably determined by the owner of the North Garage, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the general locality in which the North Garage is located), and in the case of both (x) and (y) depreciation shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by the owner of the North Garage in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; and

                            (xi) all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the North Garage Improvement, the North Garage Site and said common areas and facilities and properly chargeable against income.

            If with respect to any full calendar month or fraction thereof falling within the Term after the Commencement Date of the 12CC Parking Lease, Monthly Operating Expenses Allocable to Each Parking Space for a full calendar month exceed Monthly Base Operating Expenses Allocable to Each Parking Space or for any such fraction of a calendar month exceed the corresponding fraction of Monthly Base Operating Expenses Allocable to Each Parking Space (such amount being hereinafter referred to as the "North Garage Operating Cost Excess"), then Tenant shall pay to Landlord, as Additional Rent, the product of (i) such North Garage Operating Cost Excess and (ii) the total number of automobiles for which Tenant has parking privileges in the North Garage under the terms of the Lease during such calendar month (the "North Garage Operating Cost Excess Payment").

            Payments by Tenant on account of the North Garage Operating Cost Excess Payment shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the North Garage Operating Cost Excess Payment for each calendar year during the Lease Term.

            No later than sixty (60) days after the end of each calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the North Garage for such calendar year or fraction thereof and the Operating Expenses Allocable to Each Parking Space for each calendar month during such calendar year or fraction thereof. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of the North Garage Operating Cost Excess Payment and the amount of the North Garage Operating Cost Excess Payment remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

            If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Within sixty (60) days after receipt of such statement, time being of the essence, Tenant may notify ("Tenant's Operating Cost Notice") Landlord that Tenant reasonably believes that any of the costs included in such statement described in subparagraphs (i), (ii), (iv), (v), (vi) or (viii) of the definition of "Operating Expenses for the North Garage" are unreasonable when compared to the actual costs for the same items for other comparable garages in the City of Cambridge and Tenant shall, if available, include with Tenant's Operating Cost Notice reasonable evidence of such actual costs incurred by such other garage (the "Other Garage Costs"). If upon Landlord's receipt of Tenant's Operating Cost Notice and the Other Garage Costs (i) Tenant is not in default under the terms of this Lease, and (ii) Tenant shall have paid Landlord the full amount due under such statement, Landlord shall review the Other Garage Costs with Tenant. If upon such review, Landlord and Tenant agree that costs reflected in such statement are unreasonable, Landlord shall take such reasonable actions as may be appropriate to reduce the costs so identified.

            (D) Notwithstanding the foregoing provisions of Sections 3 (A), 3
            (B) and 3 (C), in no event shall the monthly parking charge per vehicle set forth in Section 3 (A) (as escalated pursuant to Sections 3 (B) and 3 (C) for any month during the period from the Commencement Date of the 12CC Parking Lease to February 28, 2003 exceed the monthly amount charged per space during such month by the operator of the North Garage (whether or not such operator is an affiliate of Landlord) to any single tenant leasing parking rights for fifty (50) or more vehicles in the North Garage.

      4.    There is added to the Lease a new Section 16.31 as follows:

            "16.31      TENANT'S OPTION TO PURCHASE DEMISED PREMISES.

                        (A) Upon and subject to the terms and conditions contained in this Section and provided that (i) the Lease (as herein amended) shall be in full force and effect, (ii) there shall be no "Event of Default" (defined in Section 15.1 of the Lease) either at the time of the giving of the "Tenant's Option Exercise Notice" (defined below) or on the Closing Date (as it may be extended hereunder) and (iii) Tenant has neither assigned the Lease nor sublet the Demised Premises (except only as provided in Subsection (L) below) Landlord hereby grants to Tenant the right and option to purchase the Demised Premises. Landlord and Tenant hereby agree that, subject to compliance with the terms and conditions contained in this Section (including, but not limited to Items (i), (ii) and (iii) set forth immediately above), the within granted option to purchase the Demised Premises shall remain superior to the rights of any other person to purchase or otherwise acquire the Demised Premises until February 28, 1998, it being covenanted and agreed (a) that the within granted option to purchase the Demised Premises shall not prevent any sale, conveyance or other transfer of the Demised Premises or any interest therein but any such sale, conveyance or other transfer shall be subject to the within granted option to purchase the Demised Premises upon and subject to the terms and conditions hereof and (b) that the within granted option to purchase the Demised Premises shall not prevent any foreclosure, deed in lieu of foreclosure or the exercise of any other rights under any mortgage now or hereafter encumbering the Demised Premises but that any person acquiring title to the Demised Premises as a result of foreclosure, deed in lieu of foreclosure or by the exercise of any such other rights shall be subject to the within granted option to purchase the Demised Premises upon and subject to the terms and conditions hereof.

                        (B) (i) In order to exercise the within granted option to purchase the Demised Premises, Tenant shall give written notice to Landlord ("Tenant's Option Exercise Notice") at any time on or before February 28, 1998 (time being of the essence). In order for Tenant's Option Exercise Notice to be effective, it shall be accompanied by, and Tenant shall pay together therewith, a deposit in the amount of $1,347,240.00 in good funds payable to Landlord (the "Deposit"); provided, however, that the Deposit shall be promptly endorsed or otherwise paid over to the "Escrow Agent" (defined in subsection
                        (B)(ii) hereof and shall be held and applied by the Escrow Agent in accordance with the provisions of said subsection (B)(ii) hereof. It is hereby covenanted and agreed that if Tenant shall not give to Landlord Tenant's Option Exercise Notice (together with the Deposit) on or before February 28, 1998 (time being of the essence), the within granted option to purchase the Demised Premises shall automatically cease, expire and be null and void without any action of the parties and without any liability or obligation to or against any of the parties. If Tenant shall timely give to Landlord Tenant's Option Exercise Notice (together with the Deposit), the Closing Date shall be as set forth in subsection (D) hereof.

                        (B) (ii) The "Escrow Agent" shall be the General Counsel of Boston Properties, Inc., or such law firm, title insurance company or other institutional escrow agent as Landlord shall select. Landlord shall promptly pay over the Deposit to the Escrow Agent so selected and shall cause the Escrow Agent holding the Deposit to acknowledge to Tenant receipt of the Deposit within a reasonable period of time after the Escrow Agent receives the Deposit. The Deposit shall be held in such interest bearing account in such banking institution in the City of Boston and upon such terms and conditions relating to the deposit of funds and maintenance of accounts as the Escrow Agent shall determine. The type of account, the rate of interest, the terms and conditions relating to the deposit of funds and maintenance of accounts and the banking institution shall be as solely selected by the Escrow Agent and the Escrow Agent shall have no liability to Landlord or Tenant respecting the selection of the type of account, the rate of interest, the terms and conditions relating to the deposit of funds and maintenance of accounts and/or the banking institution. Further, the Deposit shall be held by the Escrow Agent subject to the terms of this Section 16.31 and shall be duly accounted for on the "Closing Date" (hereinafter defined) as it may be extended pursuant to this Section 16.31 or on the earlier termination of this Section 16.31. All interest earned on the Deposit shall be paid to Landlord with no credit against the purchase price for such interest being given to Tenant; provided, however, that if pursuant to the terms of this Section 16.31 the Deposit shall be returned to Tenant, the interest earned on the Deposit at the time of such return of the Deposit shall be paid over to Tenant.

                                If for any reason the closing does not occur and
                        either party makes a written demand upon the Escrow Agent for delivery of the Deposit and the interest earned thereon, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such delivery or payment. If the Escrow Agent does receive such written objection within such ten (10) business day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold the Deposit until otherwise directed by written instructions from both Landlord and Tenant or a final judgment of a court. However, the Escrow Agent shall have the right at any time to deposit the Deposit with the clerk of such court of competent jurisdiction in the Commonwealth of Massachusetts that the Escrow Agent shall select. The Escrow Agent shall give written notice of such deposit to Landlord and Tenant. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

                                The Landlord and Tenant acknowledge that the
                        Escrow Agent shall act solely as a stakeholder at Landlord's and Tenant's request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Section 16.31 or involving gross negligence. Landlord and Tenant shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs,claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in willful disregard of this Section
                        16.31 or involving gross negligence on the part of the Escrow Agent. The parties agree that notwithstanding the obligations of the Escrow Agent under this Agreement, the Escrow Agent (if an attorney or law firm) shall be permitted to represent Landlord or Tenant (as the case may be) in connection with the transaction evidenced by this Section 16.31 or in connection with any matters arising from or related to this Section 16.31, the consummation of this Section 16.31 or any claimed breach of this Section 16.31 by any party.

                        (C) (i) The purchase price payable for the Demised Premises (the "Purchase Price") shall be THIRTEEN MILLION FOUR HUNDRED SEVENTY TWO THOUSAND FOUR HUNDRED DOLLARS ($13,472,400.00) payable on the closing by Federal Funds immediately available to the Landlord at The First National Bank of Boston, Boston, Massachusetts or such other bank as may be stipulated by Landlord by written notice to Tenant. Upon closing, credit shall be given by Landlord to Tenant for and in the amount of the Deposit (but not for the interest earned thereon). The parties acknowledge and agree that "Impositions" (as defined in Article VI of the Lease) are and shall continue to be paid entirely by Tenant. Accordingly, no credit or adjustment shall be given to Tenant at closing (or otherwise) respecting Impositions.

                        (C) (ii) Fixed Rent and all Additional Rent (except respecting Impositions, provision for which is made in
                        Section 16.31 (C)(i) above) shall be paid through the "Closing Date" (referred to in Section 16.31 (D) as it may be extended pursuant to the provisions of this
                        Section 16.31 and in the event that

                        Tenant has prepaid amounts of the foregoing (excluding Impositions) for periods extending beyond said Closing Date (as it may be so extended), appropriate credit shall be given to Tenant for amounts thereof (excluding Impositions) prepaid for periods extending beyond said Closing Date (as it may be so extended).

                        (D) The closing (the "Closing") shall be held at the Middlesex South District Registry of Deeds, 208 Cambridge Street, Cambridge, Massachusetts 02141 (or at such other location in which said Registry of Deeds may be located), or at such other place in the City of Boston as the parties may agree, at 10:30 A.M. on that date (the "Closing Date") which is thirty (30) days after Landlord's receipt of Tenant's Option Exercise Notice (accompanied by the Deposit); provided, however, if said thirtieth (30th) day shall be a Saturday, Sunday or Legal Holiday, the Closing Date shall be the next following business day on which the Middlesex South District Registry of Deeds shall be open for the transaction of business. In addition to the provisions of Section 16.31 (A) above, Landlord covenants that, so long as this Section 16.31 shall be in full force and effect and Tenant has not assigned this Lease nor sublet the Premises (except only as provided in Subsection (L) below) and Tenant shall not have wrongfully failed to close on its purchase of the Demised Premises and there shall be no "Event of Default" (defined in Section 15.1
                        (a) of the Lease (as herein amended), Landlord shall not encumber the Demised Premises from time to time with any mortgages (and other financing documents) in the aggregate principal amount greater than the purchase price. It is agreed that time is of the essence with respect to the provisions and agreements in this Section 16.31.

                        (E) The Demised Premises shall be sold and conveyed in as-is condition and subject to the following (collectively, the "Permitted Encumbrances"):

                                (i) the provisions of all laws, statutes, ordinances, rules and regulations (including, but not limited to, the Kendall Square Urban Renewal Plan (as amended and as it may hereafter be amended), building codes, zoning ordinances and regulations, and environmental laws and regulations) and the orders, rules, regulations and requirements of all Federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, whether now or hereafter in force, which may be applicable to the Demised Premises or the use or manner of use of the Demised Premises (herein collectively called "Legal
                                        Requirements");

                                (ii)    all leases, subleases and other
                                        occupancy agreements and arrangements
                                        for space in the Building of which
                                        Tenant has knowledge or which were
                                        entered into or arranged by Tenant (but
                                        nothing herein shall be construed as a
                                        waiver or modification of the provisions of Article XI of this Lease);

                                (iii) any state of facts an accurate survey and/or inspection and/or review of any and all public records would disclose (including, without limitation, the condition of the Demised Premises and/or the presence , removal, containment, investigation, monitoring or permit conditions of or respecting hazardous materials in, on, under or with respect to the Demised Premises);

                                (iv) real estate taxes and assessments, water and sewer charges, other municipal charges and assessments and all other Impositions for the fiscal tax year in which the closing shall occur and for all prior and subsequent fiscal tax years;

                                (v) orders, agreements, decrees, license or permit conditions relating to, and notices of violation of, any Legal Requirements issued by any Federal, State or municipal or other governmental authorities, agencies, boards, departments or other instrumentalities having jurisdiction, against or affecting the Site, the Building or the use of the Site or Building including, without limitation, any of the foregoing arising out of or in any way related to the presence, removal, containment, investigation, monitoring or permit conditions of or respecting hazardous materials in, on, under or relating to the Demised Premises (herein collectively called "Governmental
                                        Directives");

                                (vi) any lien or encumbrance placed on the Demised Premises (i) with the written consent of the Tenant (which consent shall not be unreasonably withheld or delayed), (ii) arising out of the use, occupancy or maintaining of the Site and/or the Building or any breach or default of the Tenant or (iii) resulting from any cause created by the act or omission of the Tenant;

                                (vii)   that certain unrecorded instrument
                                        entitled "Agreement For The Creation Of
                                        Certain Easements" dated September 19,
                                        1983 by and between COM/Energy Steam
                                        Company and Cambridge Center Associates
                                        and all easements, rights, grants and
                                        other agreements from time to time
                                        executed and/or granted pursuant to said
                                        Agreement;

                                (viii)  those matters set forth in Exhibit I
                                        attached hereto and hereby incorporated
                                        herein by reference;

                                (ix)    such other easements, agreements and
                                        restrictions of record insofar as in
                                        force (on the Closing Date as it may be
                                        extended hereunder) and applicable to
                                        the Site and/or Building, provided the
                                        same do not materially interfere with
                                        the use of the Demised Premises for the
                                        "Permitted Uses" (as defined in Section
                                        1.2 of the Lease).

                                (x) The "Printed Exclusions" and the "Deemed Approved Matters" (both referred to in Section 16.31 I (2) hereof).

                (F) In the event of (i) a taking of the Demised Premises, or any part thereof, by the exercise of a right of condemnation or eminent domain, or (ii) damage to the Building by fire or other casualty, or (iii) a taking ,by the exercise of a right of condemnation or eminent domain, of the "Garage" (defined in the "Parking Garage Lease" hereinafter referred to at the end of this subsection) which taking pursuant to the provisions of
                Section 7 (b) of the Parking Garage Lease results in a termination of the Parking Garage Lease (a "Parking Garage Taking Termination"), and if any of the events referred to in items (i), (ii) and

                (iii) above occur between the date of Landlord's receipt of Tenant's Option Exercise Notice (given pursuant to and in compliance with the foregoing provisions hereof) and the Closing, then Tenant, by written notice to Landlord given within fifteen (15) days after such taking of the Demised Premises or any part thereof, a Parking Garage Taking Termination or the occurrence of such fire or casualty, as the case may be (but in no case given after the time of closing), shall elect one (1) but only one (1) of the following: (x) to cancel Tenant's exercise of the option to purchase the Demised Premises in which case the Deposit (and all interest then earned thereon) shall be promptly refunded to Tenant (provided the Deposit has previously been paid by Tenant) in which case the provisions of this
                Section 16.31 shall be void without further recourse or liability to or against either Landlord or Tenant provided, however, that the Lease (as amended by this Amendment but without this Section 16.31) shall remain in full force and effect in accordance with the terms of the Lease as amended by this Amendment but without this Section 16.31 or (y) to proceed to close regardless of the extent of such taking, damage or destruction (the "Closing Election").If Tenant shall make the Closing Election, the agreements contained in this Section 16.31 shall remain unaffected thereby (except only as hereinafter specifically set forth in this Section 16.31 (F)) and the parties shall close the transaction as herein provided notwithstanding such occurrence, without any diminution or abatement of the purchase price; except, however, that unless Landlord has previously restored the Demised Premises to its former condition (Landlord having the right but not the obligation to do so), Landlord shall (i)(a) in the case of fire or casualty to the Building pay over or assign to Tenant, on delivery of the Deed, all amounts recovered or recoverable on account of an insured fire or casualty less any amounts reasonably expended by Landlord for any partial restoration or (i)(b) in the case of a taking of the Demised Premises (in whole or in part) under the power of eminent domain pay over or assign to Tenant, on delivery of the Deed, all amounts recovered on account of such taking and/or Landlord's claim in any such eminent domain or condemnation proceeding less any amounts reasonably expended by Landlord for any partial restoration, or (ii) if the holder of a mortgage on the Demised Premises shall require that fire or casualty proceeds or eminent domain (or condemnation) awards be applied on account of the mortgage indebtedness, give to Tenant a credit against the Purchase Price, on delivery of the Deed, equal to the insured fire or casualty proceeds received or recoverable or the eminent domain (or condemnation) awards respecting the Demised Premises, as the case may be, and retained by the holder of said mortgage less any amounts reasonably expended by Landlord for any partial restoration. In the event that Tenant shall fail to give any notice or to give timely notice pursuant to this Section 16.31
                (F) (time being of the essence), Tenant shall be deemed to have conclusively elected the Closing Election. The "Parking Garage Lease" is that certain Lease entitled "Cambridge Center North Garage Parking Lease" dated March 19, 1990 between David Barrett, Edward H. Linde and Mortimer B. Zuckerman, Trustees of Cambridge Center North Trust u/d/t dated August 7, 1988 recorded with the Middlesex South District Registry of Deeds in Book 19383, Page 203, as landlord, and David Barrett, Edward H. Linde and Mortimer B. Zuckerman, Trustees of Fourteen Cambridge Center Trust u/d/t dated February 4, 1982 recorded with said Registry in Book 14707, Page 96, as tenant, a Notice of which is recorded with said Registry in Book 20450, Page 211.

                (G) The following deliveries shall be made at the Closing:

                        (i) Landlord shall execute, acknowledge and deliver a Massachusetts quitclaim deed to the Demised Premises in recordable form, so as to convey to Tenant good and clear record and marketable fee simple title to the Demised Premises, free and clear of all liens and encumbrances, except for, and subject to, the Permitted Encumbrances.

                        (ii) Each of Landlord and Tenant shall pay one half (1/2) of all transfer taxes and stamp costs and all other federal, state, county or municipal taxes excises, impositions or levies applicable to or imposed on the transfer of real property, the conveyance of the Demised Premises or the delivery or recording of the deed (whether now or hereafter in effect) and whether assessed to sellers or buyers of real property (excluding, however, any income taxes of Landlord which Landlord shall be obligated to pay and any franchise, corporation or income taxes of Tenant which Tenant shall be obligated to pay and excluding all Impositions, provision for which is made in Section 16.31 (C)(i) hereof) and Tenant shall pay all recording costs by reason of the delivery or recording of the deed.

                        (iii) Landlord shall execute, acknowledge and deliver to Tenant an assignment of all insurance proceeds and condemnation awards or claims or rights thereto, if any there be, then payable to the Landlord, but as required by and subject to the provisions of subsection (F) above, all without representation or warranty by or recourse against Landlord.

                        (iv) The Tenant shall deliver the Purchase Price described in subsection (C) above in the manner specified therein.

                        (v) The parties shall execute and deliver to each other such other instruments and documents, and shall pay or cause to be paid such sums of money, to which either may be entitled pursuant to any of the other provisions of this Section or which may be required reasonably in connection with the Closing and consistent with the provisions of this Section. Each such instrument and document to be delivered at the Closing shall be consistent with the applicable provisions of this Section, shall be in the form or contain the information or provisions provided for in this Section, and shall otherwise be reasonably satisfactory in form and substance to the parties.

                        (vi) Landlord shall cause its counsel to deliver an opinion in form and substance reasonably satisfactory to Tenant relating to the power and authority of Landlord to execute and deliver the Deed and other instruments at the Closing.

                        (vii) Tenant shall cause its counsel to deliver an opinion in form and substance reasonably satisfactory to Landlord relating to the power and authority of Tenant to purchase the Demised Premises and to execute and deliver any instruments as are executed by the Tenant or its nominee at the Closing.

                        (viii) To the extent same are in Landlord's possession or subject to Landlord's custody and control, Landlord shall deliver to Tenant all licenses, permits, authorizations and approvals of any Governmental authorities relating to the Demised Premises.

                (H) Tenant represents and warrants to the Landlord that: (i) it has examined, inspected and investigated, to its full satisfaction,the physical nature and condition of the Demised Premises; (ii) neither Landlord nor any agent, officer, director, employee, trustee, beneficiary, partner, representative or affiliate of Landlord (including, without limitation, Boston Properties, Inc., and its officers, directors and employees) has made any representation whatsoever regarding the Demised Premises or any part thereof, or anything relating to the subject matter of the agreements contained in this
                Section 16.31 including, without limiting the generality of the foregoing, representations as to the present or future physical nature or condition of the Demised Premises (including the presence, removal, containment, investigation, monitoring or permit conditions of or respecting hazardous materials), operation, size or zoning of the Demised Premises, operating expenses, carrying charges or real estate taxes and assessments, water and sewer charges, other municipal charges and assessments and all other Impositions affecting the Demised Premises; and
                (iii) it will take ownership of the Demised Premises in its "as is" condition on the Closing Date. The acceptance of a deed to the Demised Premises by Tenant shall be deemed to be a reaffirmation of the provisions of this Section 16.31 (H).

                (I) (1) (a) As of the Closing Date, Landlord shall be the owner of good and clear record and marketable fee simple title to the

                Demised Premises, subject only to those matters defined as Permitted Encumbrances in subsection (E) hereof. However, if on the Closing Date (i) the title to the Demised Premises is not as aforesaid or becomes additionally encumbered, in either case by an act or omission not attributable to Tenant, Tenant's affiliates or Tenant's subtenants, occupants, licensees, agents, contractors, subcontractors, tradesmen or materialmen or (ii) the Demised Premises do not comply in all material respects with applicable Legal Requirements or Governmental Directives or
                (iii) there is any material state of facts disclosed by an on the ground instrument survey of the Site performed and prepared for Tenant by the "Surveying Firm" (hereinafter defined) which renders title to the Site unmarketable (herein called "Survey Defects"), but in any of such cases not attributable to "Tenant's Operation Of The Demised Premises" (hereinafter defined), then Tenant, by written notice to Landlord given on or before the Closing Date (but in no event after the Closing Date) shall elect one (1) but only one (1) of the following: (x) to cancel Tenant's exercise of the option to purchase the Demised Premises in which case the Deposit (and all interest then earned thereon) shall be promptly refunded to Tenant (provided the Deposit has previously been paid by Tenant) and the provisions of this Section 16.31 shall be void and shall wholly cease and terminate and neither party shall have any claim against or liability to the other provided, however, that the Lease (as amended by this Amendment but excluding this Section 16.31) shall remain in full force and effect in accordance with the terms of the Lease as amended by this Amendment but without this
                Section 16.31 or (y) to extend the Closing Date for a period of ninety (90) days (the "Extension Election") in which case Landlord shall use reasonable efforts, but at Tenant's sole cost, expense and liability (collectively "Tenant's Cost And Liability") to attempt to bring the Demised Premises into material compliance with applicable Legal Requirements or Governmental Directives or to cure the Survey Defects, as the case may be, but in any of such cases Landlord shall have no obligation if any such non-compliance and/or Survey Defects is
                (are) the result of Tenant's Operation Of The Demised Premises. If Tenant shall make the Extension Election, the same shall only be effective if Tenant, in its notice to Landlord, shall agree to the provisions of item (y) hereof which shall survive the delivery of the deed and shall survive as elsewhere provided in this Section 16.31. For purposes hereof, "Tenant's Operation Of The Demised Premises" shall mean the manner and operation or use of the Demised Premises (or any portion or component thereof or equipment or process therein) by Tenant and/or those claiming by, through or under Tenant. For purposes hereof, the term "Surveying Firm" shall mean a duly licensed and qualified registered professional land surveying firm in the Commonwealth of Massachusetts first approved by Landlord, which approval shall not be unreasonably withheld or delayed. For purposes hereof, Landlord hereby approves the firm of Allen & Major presently located in Woburn, Massachusetts.

                (I) (1) (b) In addition to the foregoing provisions of Section
                16.31 (I)(1)(a), if on the Closing Date a hazardous materials analysis and study of the Site and its component materials performed by a geotechnical or other engineering first approved by Landlord (which approval shall not be unreasonably withheld or delayed) discloses the presence of hazardous materials in such quantities or amounts as to constitute a material violation or material non-compliance with the standards therefor set forth in applicable environmental laws, then Tenant, by written notice to Landlord given on or before the Closing Date (but in no event after the Closing Date) shall elect one (1) but only one (1) of the following:

                (x) to cancel Tenant's exercise of the option to purchase the Demised Premises (the "Termination Election") in which case the Deposit (and all interest then earned thereon) shall be promptly refunded to Tenant (provided the Deposit has previously been paid by Tenant) and the provisions of this Section 16.31 shall be void and shall wholly cease and terminate and neither party shall have any claim against or liability to the other provided, however, that the Lease (as amended by this Amendment but excluding this Section 16.31) shall remain in full force and effect in accordance with the terms of the Lease as amended by this Amendment but without this Section 16.31 or (y) to close the purchase of the Demised Premises on the Closing Date without any deduction, offset or other reduction in the purchase price. In the case of an election to close under item (y), such election shall be conditioned upon Tenant executing a written instrument in favor of Landlord pursuant to which Tenant and its successors and assigns releases Landlord from liability respecting the presence, release, threat of release, removal and remediation of hazardous materials (herein called "Tenant's Release").

                (I) (1) (c) Subject to the provisions of Section 16.31 (I)
                (1)(a) above, to enable Landlord to make conveyance of the Demised Premises as herein provided, Landlord may, on the Closing Date (as it may be extended as above provided) use the purchase price or any portion thereof to clear the title to the Premises of any or all interests not permitted by this Section
                16.31 provided that all instruments so procured which affect title to the Demised Premises are recorded on the Closing Date (as it may be so extended) except, however, that Landlord shall have the right in lieu of payment and discharge to have deposited with Tenant's title insurer out of the purchase price such funds or assurances as will provide for the full payoff of all of such interests and the deletion of any exceptions for items other than the Permitted Exceptions, those matters deemed approved pursuant to Section 16.31 (I) (2) and the Printed Exclusions in the owner's policy of title insurance issued (or to be issued) to Tenant upon the acquisition of the Demised Premises by Tenant, in which case such interests shall not be considered objections to title to the Demised Premises.

                (I) (2) The Tenant agrees that it will obtain, not earlier than twenty (20) days prior to the date of Tenant's Option Exercise Notice nor later than ten (10) days prior to the Closing, a preliminary commitment from a recognized title insurance company reasonably selected by Tenant (the "Title Insurer"), covering the Demised Premises, pursuant to which the Title Insurer shall commit to issue to Tenant an Owner's Fee Title Insurance Policy insuring Tenant's title to the Demised Premises in the amount of the Purchase Price, subject only to the Permitted Encumbrances and the printed exclusions from coverage and other matters set forth in said preliminary commitment and the Owner's Policy of issue (the "Printed Exclusions"). A copy of title commitment shall be furnished to Landlord within seven (7) days after its receipt by the Tenant, accompanied by a written statement as to any objections to title set forth therein which are not Permitted Encumbrances or Printed Exclusions. Any objections to title then existing but not then raised in such written statement shall be deemed waived, accepted and approved by Tenant (the "Deemed Approved Matters").

                If Tenant shall have elected to extend the Closing Date as provided in and on the terms set forth in Section 16.31
                (I)(1)(a) and if, at the extended Closing Date, title to the Demised Premises shall not be as provided in this Section 16.31 or if the Demised Premises are not in material compliance with the applicable Legal Requirements and Governmental Directives or if there shall be any Survey Defects, Tenant shall elect one

                (1) but only one (1) of the following: (a) to cancel its agreement to purchase the Demised Premises contained in this
                Section 16.31, in which event the Deposit (and all interest then earned thereon) shall be promptly refunded to Tenant (provided the Deposit shall have previously been paid by Tenant) and the provisions of this Section 16.31 shall be void and shall wholly cease and terminate, and neither party shall have any claim against or liability to the other provided, however, that the Lease as amended by this Amendment (but excluding the provisions of this Section 16.31) shall remain in full force and effect in accordance with the terms of this Lease as amended by this Amendment but without this Section 16.31; provided, however, that notwithstanding the foregoing Tenant's Cost And Liability shall survive, or (b) to consummate the Closing without any reduction of the purchase price or allowance against the same and without any liability on the part of the Landlord on account of the agreements or matters contained in this Section 16.31 including, without limitation, any non-compliance with applicable Legal Requirements, any non-compliance with Governmental Directives, the existence of any Survey Defects, the existence of any Deemed Approved Matters and/or the existence or presence of any matters for which Tenant's Release is given.

                (J) If, on the Closing Date (as it may be extended pursuant to subsection (I) (1)(a) hereof), the Tenant shall fail to perform its obligation to purchase the Demised Premises, as herein provided, (i) the Landlord shall as its sole remedy therefor retain the Deposit (and all interest earned thereon) and (ii) the terms, conditions and provisions of both this Section 16.31 and Section 16.32 shall wholly cease and terminate and neither party shall have any further claim against or liability to the other by reason of the provisions of this Section 16.31 and
                Section 16.32 (it being acknowledged that Landlord shall retain the Deposit and said interest); provided, however, that the Lease as amended by this Amendment (but excluding the provisions of this Section 16.31 and Section

                16.32) shall remain in full force and effect in accordance with the terms of the Lease as amended by this Amendment but without this Section 16.31 and Section 16.32; provided, however, that notwithstanding the foregoing Tenant's Cost And Liability shall survive.

                (K) All notices, demands, requests, consents, approvals or other communications (for the purposes of this subsection collectively called "Notices") required or permitted to be given under this Section shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to be notified at its address first above set forth or to such other address as such party shall have specified most recently by like Notice. At the same time any Notice is given to Landlord, a copy thereof shall be sent to Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116, Attention: General Counsel. At the same time any Notice is given to Tenant a copy thereof shall be sent to Mintz, Levin, Cohn, Ferris, Glovsky And Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: Joel
                R. Bloom, Esquire. Notices given as provided above shall be deemed given on the date of delivery except that if delivery is refused notice shall be deemed given on the date that delivery is first attempted to be made.

                (L) This Section 16.31, and Tenant's rights hereunder, shall not be assigned, pledged, hypothecated, mortgaged or otherwise transferred (collectively called "Transfer") and any purported Transfer shall be null and void and of no force or effect. However, Tenant shall have the right to assign this Section
                16.31 but only as part of an assignment of the entire Lease (as amended by this Amendment) to an assignee permitted under Section 11.1 B of the Lease or consented to under Section 11.1 D of the Lease.

                (M) (1) With respect only to this Section 16.31, Landlord warrants and represents to Tenant that as of the date of this Amendment (a) Landlord is a nominee trust under the laws of the Commonwealth of Massachusetts and that it has the necessary power and authority under its Declaration of Trust to enter into this Fourth Amendment, (b) Landlord has no actual knowledge of any litigation pending against Landlord or the Demised Premises (excluding Tenant's Operation Of The Demised Premises as to which no representation or warranty is made) which would have a materially adverse effect on the obligations of Landlord under this Section 16.31, (c) the Lease (as amended by this Amendment) and those leases and subleases set forth in Exhibit I are the only leases entered into by Landlord respecting the Demised Premises (no warranty or representation being made as to any subleases or other occupancy agreements or arrangements made by Tenant or as to any matters set forth in Section 16.31 (E)(ii) hereof), (d) Landlord has not entered into any service contracts respecting the Demised Premises which will continue in effect beyond the conveyance of the Demised Premises to Tenant (or if any service contracts entered into by Landlord respecting the Demised Premises exist, the same shall be terminated on or before closing hereunder), (e) no consent, authorization or approval of any governmental body, authority or court is required in connection with Landlord's agreements set forth in this Section 16.31 (or if any of the same shall be required, Landlord has obtained or will obtain same) and (f) Landlord has not entered into any options to sell, nor granted rights of first offer or first refusal to sell nor entered into any other written agreements to sell the

                Demised Premises which would deprive Tenant of its option to purchase the Demised Premises under this Section 16.31; provided, however, Tenant acknowledges that Landlord's mortgage lender must approve and consent to this Amendment and the existence of any mortgages does not contravene the foregoing. At the time of closing, the then owner of the Demised Premises shall reaffirm the foregoing warranties and representations or state in what respects the same are not then true and correct. The provisions hereof shall not survive the delivery of the deed of the Demised Premises.

                (M)(M) (2) If any of the warranties and representations set forth in subsection (M) (1) above shall not be complied with in material respects as of the Closing Date (as it may be extended pursuant to the applicable provisions hereof), Tenant shall elect one (1) but only one (1) of the following: (a) to cancel its agreement to purchase the Demised Premises contained in this
                Section 16.31 in which event the Deposit (and all interest then earned thereon) shall be promptly refunded to Tenant (provided the Deposit shall have been paid by Tenant) and the provisions of this Section 16.31 shall be void and shall wholly cease and terminate, and neither party shall have any claim against or liability to the other provided, however, that the Lease as amended by this Amendment (but excluding the provisions of this Section 16.31) shall remain in full force and effect in accordance with the terms of this Lease as amended by this Amendment but without this Section 16.31, or (b) to consummate the Closing without any reduction of the purchase price or allowance against same and without any liability on the part of Landlord on account of the matters set forth in subsection (M)
                (1) above.

                (N) It is understood and agreed that all understandings and agreements heretofore had between the parties hereto with respect to the subject matter of this Section 16.31 are merged herewith, and this Section 16.31 alone fully and completely expresses their agreement.

                (O) The delivery and acceptance of the Deed conveying fee title to the Demised Premises shall be deemed to be an acknowledgement, for all purposes, of the full performance and discharge of every representation, warranty, agreement and obligation on the part of each of the parties to be performed pursuant to the provisions of this Section 16.31, except those which are herein specifically stated to survive the Closing and the delivery of the Deed.

                (P) If the Lease is terminated on account of an Event of Default specified in Section 15.1 of the Lease, the provisions contained in this Section 16.31 shall terminate and shall not survive the termination of the Lease.

                (Q) The Tenant acknowledges that a reference to the Landlord herein is a reference to the Trustees of Fourteen Cambridge Center Trust under Declaration of Trust identified on the first page of this Amendment, and that no trustee, nor any beneficiary of said trust, nor any officer, director, employee or agent of said trust or any affiliate of said trust (including, but not limited to, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H.Linde and/or any affiliates of said Mortimer B. Zuckerman and/or Edward H. Linde) nor any successor holder of Landlord's interest in the Lease (as amended) and/or in the Demised Premises, shall be held to any personal liability hereunder, nor shall resort be had to their private property for the satisfaction of any claim hereunder, and Tenant agrees to look solely to the Demised Premises in satisfaction of any liability of the Landlord or any such successor under this
                Section 16.31. In no event shall any of the aforesaid persons or parties (including, without limitation, Landlord and its successors) be liable for indirect or consequential damages.

                (R) The unenforceability of invalidity of any one or more provisions hereof shall not affect the validity or enforceability of any of the other provisions hereof.

                (S) This Section shall be governed by, and construed and enforced in accordance with the law of, The Commonwealth of Massachusetts, as the same may from time to time exist.

                (T) The Lease (as herein amended) shall terminate upon and as of the date of the acquisition by Tenant of title to the Demised Premises pursuant to this Section 16.31".

      5.    There is added to the Lease a new Section 16.32 as set forth in
            Exhibit II attached hereto and hereby incorporated herein by reference.

      6.    The existing Section 16.32 of the Lease is hereby renumbered as
            Section 16.33.

      7. For purposes of Section 11.1 D(a) of the Lease, the proposed assignee shall be deemed to possess "adequate financial capability to meet the tenant obligations" under the Lease (as herein amended) if the proposed assignee (a) has a shareholder's or owner's (as applicable) equity as determined in accordance with "GAAP" (hereinafter defined) at least equal to One Hundred Twenty Five Million Dollars ($125,000,000.00) plus the "CPI Amount" (hereinafter defined), (b) has Net Income (as determined in accordance with
            GAAP), but excluding interest and investment income and income from extraordinary events, of at least (1) Seven Million Dollars ($7,000,000.00) plus the CPI Amount for the fiscal year immediately prior to such proposed assignment, (2) One Dollar ($1.00) for each of at least two of the last three fiscal years prior to such proposed assignment and (3) Twenty Million Dollars ($20,000,000.00) plus the CPI Amount in the aggregate for the last three fiscal years prior to such proposed assignment and (c) has Fifty Million Dollars ($50,000,000.00) plus the CPI Amount in cash or marketable securities at the time of such proposed assignment. For purposes hereof, "GAAP" shall mean generally accepted accounting principles consistently applied throughout (and/or with respect to) the relevant period. In addition and for purposes hereof, the "CPI Amount" shall be and mean an amount equal to the product of the amount in question times the percentage increase, if any, in the Consumer Price Index (1982-1984 = 100) of all items for urban wage earners and clerical workers published by the Bureau of Labor Statistics of the U.S. Department of Labor for Boston, Massachusetts (the "Index") (or if there ceases to be any such publication, any other substantially equivalent index generally recognized to measure changes in the cost of living for Boston, Massachusetts) between the Index last published prior to the date of this Amendment and the Index last published prior to the change contemplated by this Section.

      8. Reference is made to the "East Garage Sublease" (referred to in Item 5 of Exhibit I attached hereto). Notwithstanding anything contained in the Lease as amended by this Amendment, Tenant acknowledges, covenants and agrees that Landlord shall have the right, in its sole and absolute discretion, to terminate the East Garage Sublease or to cause the East Garage Sublease to be terminated at such time (whether during the Term of the Lease as amended hereby (as it may be extended) or after any conveyance of the Demised Premises to Tenant pursuant to Section 16.31 or Section 16.32 or otherwise) as Landlord, in its sole and absolute discretion, shall determine.

      9. Landlord and Tenant each represents and warrants to the other that it has not dealt with any real estate brokers or other persons or entities which have been, are or will be entitled to any broker's or finder's fee or any similar commission or fee in connection with this Lease Amendment (including, without limitation, the transactions contemplated by Sections 16.31 and 16.32 of the Lease and added to the Lease pursuant to this Lease Amendment) except Fallon, Hines & O'Connor (the "Recognized Broker"). Landlord and Tenant each agree to indemnify, hold harmless, protect and defend the other from and against any and all loss, damage, liability and expense, including costs and reasonable attorneys' fees which such other party incurs or sustains by reason of the breach by the indemnifying party of its foregoing warranties and representations. Tenant covenants and agrees that it shall be solely responsible for and shall pay to the Recognized Broker such fee or commission as shall be due to the Recognized Broker. Tenant shall defend, hold harmless and indemnify Landlord (and its affiliates including, without limitation, Boston Properties, Inc.) from and against any claims by the Recognized Broker. The provisions hereof shall survive the expiration or any termination of this Lease (as herein amended), the termination of this Fourth Amendment To Lease pursuant to the provisions of Section 11 hereof, the expiration or any termination of Section 16.31 and/or
            Section 16.32 hereof and/or the delivery of any deed of the Demised Premises to Tenant pursuant to Section 16.31 hereof, Section 16.32 hereof or otherwise.

      10. Concurrently with the execution of this Fourth Amendment to Lease, Landlord shall deliver to Tenant a Trustees' Certificate respecting the authority to enter into this Fourth Amendment To Lease and Tenant shall deliver to Landlord a corporate vote evidencing the authority of Tenant to enter into this Fourth Amendment to Lease.

      11. Reference is made to that certain lease of even date herewith between North Parcel Limited Partnership, a Massachusetts Limited Partnership ("NPLP"), as landlord, and Biogen Realty Limited Partnership, a Massachusetts Limited Partnership ("BRLP") that is an affiliate of Tenant, as tenant (the "Tract V Lease"), pursuant to which Tract V Lease NPLP leased to BRLP that certain parcel of unimproved land therein referred to as Tract V. BRLP is to construct the "Improvements" (as therein defined) on said Tract V in accordance with the requirements of the Tract V Lease and the "Land Disposition Agreement" (hereinafter defined). The Land Disposition Agreement is that certain Supplemental Land Disposition Agreement dated October 6, 1993 between the Cambridge Redevelopment Authority (the "Authority") and NPLP. The parties acknowledge that the transaction contemplated by the Tract V Lease was and is a material inducement to the parties to enter into this Fourth Amendment To Lease, and that their agreement herein is dependent on the successful completion of said Tract V transaction. Therefore, notwithstanding anything to the contrary set forth in this Fourth Amendment To Lease, (i) this Fourth Amendment To Lease shall automatically terminate, cease and expire if construction of the Improvements on Tract V is not commenced on or before October 1, 1994 or (ii) if construction of the Improvements on Tract V is so commenced on or before said October 1, 1994, this Fourth Amendment To Lease shall automatically terminate, cease and expire if construction of the Improvements is not completed and a Certificate of Completion is not issued by the Authority for the Improvements on or before the date set forth for completion of the Improvements on Tract V pursuant to the Land Disposition Agreement. In the event of any such termination of this Fourth Amendment To Lease, the Lease (excepting this Fourth Amendment To Lease) shall remain unchanged and in full force and effect in accordance with its terms (excepting this Fourth Amendment To Lease).

      12. All capitalized terms and words used in this Amendment shall have the same meaning as set forth in the Lease unless a contrary meaning is expressly set forth herein.

      13. Except as expressly amended hereby, the Lease and its terms and provisions shall remain unchanged and in full force and effect.

      EXECUTED under seal as of the date and year first above written.


WITNESS:                                    LANDLORD:

--------------------------------         -------------------------------------

                                         EDWARD H. LINDE, TRUSTEE OF
                                         FOURTEEN CAMBRIDGE CENTER TRUST AND
                                         NOT INDIVIDUALLY



                                         TENANT:

                                         BIOGEN, INC.


                                         By:
                                            ----------------------------------
                                            Name: James C. Mullen
                                            Title: PRESIDENT
                                                   (VICE PRESIDENT)

ATTEST:

By:                                   By:
   ------------------------------         ------------------------------------
   Name: Michael J. Astrue                Name: Timothy M. Kish
   Title: ASSISTANT CLERK                 Title: TREASURER
                                                 (ASSISTANT TREASURER)